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                                                                     Exhibit 4.5

NEWS RELEASE

                                     [LOGO]
                          HARRAH'S ENTERTAINMENT, INC.
                    The Premier Name in Casino Entertainment

MEDIA INQUIRIES:                                     INVESTOR INQUIRIES:
Ralph Berry                                          Charles Atwood
Harrah's Entertainment, Inc.                         (90l)762-8852
(901)762-8629
Release # HET 5-98-0099

                    Harrah's Receives Requisite Consents for
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                       Showboat Senior Subordinated Notes
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         MEMPHIS, May 29, 1998 -- Harrah's Entertainment, Inc. (NYSE:HET) today announced the consent solicitation related to Showboat's 13% Senior Subordinated Notes due 2009 expired at 5 p.m. EDT, May 28, 1998. Harrah's received consents representing, in the aggregate, more than the requisite principal amount of Senior Subordinated Notes necessary to amend the related Indenture. Consents to amend the Indenture were solicited by Harrah's pursuant to an Offer to Purchase and Consent Solicitation Statement dated May 13, 1998.

         The tender offer for Showboat's 13% Senior Subordinated Notes due 2009 and 9 1/4% First Mortgage Bonds due 2008 is scheduled to expire at 5 p.m. EDT, on June 10, 1998, unless extended by Harrah's.

         Morgan Stanley & Co. Incorporated is acting as dealer manager and consent solicitation agent. MacKenzie Partners, Inc. is the information agent for the tender offers and consent solicitations. The Offer to Purchase and Consent Solicitation Statement dated May 13, 1998, and related documentation can be obtained from MacKenzie Partners, Inc. by calling toll free (800)322-2885, or by calling Morgan Stanley & Co. Incorporated toll free at (877)445-0397.

         This announcement is not an offer to purchase, a solicitation of an offer to purchase, or a solicitation of consents with respect to either issue of notes. The tender offers and consent solicitations are made solely by the Offer to Purchase and Consent Solicitation Statement dated May 13, 1998.

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